UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported): September 11, 2008 (September 5, 2008)

SouthPeak Interactive Corporation
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-51693	20-3303304
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2900 Polo Parkway, Suite 200 Midlothian, Virginia 23113
(Address of principal executive offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (804) 378-5100

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a- 12 under the Exchange Act (17 CFR 240.14a- 12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02.	Unregistered Sales of Equity Securities.

On September 5, 2008, SouthPeak Interactive Corporation, a Delaware corporation (the “Company”) issued 769,250 of the Company’s Class Y warrants (the “Warrants”) to certain investors pursuant to the purchase agreement for the sale of Series A preferred stock entered into by the Company on May 12, 2008 (the “Preferred Stock Purchase Agreement”). The Warrants were issued in exchange for 574,250 of the Company’s Class W warrants and 195,000 of the Company’s Class Z warrants. The 574,250 Class W warrants and 195,000 Class Z warrants were tendered to the Company’s transfer agent and cancelled as of September 5, 2008. The Company is relying upon Rule 506 of Regulation D under the Securities Act of 1933, as amended, in connection with the issuance of the Warrants. In exchange for investment banking services related to the Preferred Stock Purchase Agreement, the Company shall pay HCFP/Brenner Securities LLC a fee consisting of, (a) cash in an amount equal to 6.5% of the gross proceeds received by the Company, including the conversion of indebtedness, (b) warrants with an exercise price of $1.00 to purchase a number of shares of common stock equal to 10% of the total number of shares of Series A preferred stock issued by the Company, and (c) one Warrant for every ten Warrants issued pursuant to the Preferred Stock Purchase Agreement.

Item 9.01.	Financial Statements and Exhibits.

Exhibits

Exhibit Number	Description
10.1
Purchase Agreement, dated as of May 12, 2008, among the Registrant, SouthPeak Interactive, L.L.C., and the investors set forth therein (previously filed as an exhibit to the Registrant’s Current Report on Form 8-K filed on May 15, 2008, and incorporated herein by reference).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 11, 2008

SouthPeak Interactive Corporation

By:	/s/ Terry M. Phillips
Terry M. Phillips, Chairman

EXHIBIT INDEX

Exhibit Number	Description
10.1
Purchase Agreement, dated as of May 12, 2008, among the Registrant, SouthPeak Interactive, L.L.C., and the investors set forth therein (previously filed as an exhibit to the Registrant’s Current Report on Form 8-K filed on May 15, 2008, and incorporated herein by reference).